Exhibit 1.A.(3)(b)(v)

AMENDMENT TO SOUTHLAND LIFE INSURANCE COMPANY
DISTRIBUTION AGREEMENT

     This Amendment is made and effective ___________________________, 2001, and amends the Distribution Agreement (the "Agreement") dated April 1, 1996, between Southland Life Insurance Company, a Texas domestic insurance company ("Southland") on its own behalf and on behalf of Southland Life Insurance Company Separate Account L1 (Separate Account L1" and both Separate Account A1 and Separate Account L1 collectively referred to as "Separate Accounts") and ING America Equities, Inc., a Colorado corporation ("ING America Equities").

     WHEREAS, the parties now desire to modify the list of products issued by Southland and distributed by ING America Equities;

     NOW THEREFORE, in consideration of mutual promises and covenants, the parties agree as follows:

  Schedule "A", Compensation Schedule is hereby deleted and replaced with the new Schedule "A" attached hereto.

Effective this ____ day of January, 2001.

By:		By:
	Gary W. Waggoner, Secretary		James L. Livingston, Jr., President
	Southland Life Insurance Company		ING America Equities, Inc.

SCHEDULE "A"

COMPENSATION SCHEDULE

This Schedule "A" to the Distribution Agreement between Southland Life Insurance Company ("Southland") and ING America Equities, Inc. ("INGAE") dated April 1, 1996, sets forth the compensation to be paid to INGAE for its services as underwriter and distributor of the following products.

  FUTURE DIMENSIONS

  A Flexible Premium Adjustable Combination Fixed and Variable Universal Life Policy

  Total Gross Dealer Concessions earned by Selling Broker-Dealer pursuant to its Selling Agreement with Security Life and INGAE.

  All Trail Commissions, including Renewal and Ultimate Commissions, calculated by Security Life to be due and payable to the Selling Broker-Dealers under the Selling Agreements.

  Additional payments as are due for override payments, expense allowances, bonuses, wholesale fees and other expenses.

  SURVIVOR DIMENSIONS

  A Flexible Premium Variable Universal Life Policy

  Total Gross Dealer Concessions earned by Selling Broker-Dealer pursuant to its Selling Agreement with Security Life and INGAE.

  All Trail Commissions, including Renewal and Ultimate Commissions, calculated by Security Life to be due and payable to the Selling Broker-Dealers under the Selling Agreements.

  Additional payments as are due for override payments, expense allowances, bonuses, wholesale fees and other expenses.

  MARKET DIMENSIONS

  A Flexible Premium Variable Universal Life Policy

  Total Gross Dealer Concessions earned by Selling Broker-Dealer pursuant to its Selling Agreement with Security Life and INGAE.

  All Trail Commissions, including Renewal and Ultimate Commissions, calculated by Security Life to be due and payable to the Selling Broker-Dealers under the Selling Agreements.

  Additional payments as are due for override payments, expense allowances, bonuses, wholesale fees and other expenses.

  SINGLE PREMIUM PRODUCT

  A Flexible Premium Variable Universal Life Policy

  Total Gross Dealer Concessions earned by Selling Broker-Dealer pursuant to its Selling Agreement with Security Life and INGAE.

  All Trail Commissions, including Renewal and Ultimate Commissions, calculated by Security Life to be due and payable to the Selling Broker-Dealers under the Selling Agreements.

  Additional payments as are due for override payments, expense allowances, bonuses, wholesale fees and other expenses.